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                                                                    Exhibit 99.1

                 REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

                         (As required by Section 2.10 of
                      the Transfer and Servicing Agreement)


         REASSIGNMENT No. 1 OF RECEIVABLES dated as of December 27, 2002, among Mill Creek Bank Inc. a Utah industrial loan corporation, as Transferor and Servicer (formerly known as Conseco Bank, Inc.) ("Mill Creek"), Conseco Finance Credit Card Funding Corp., a Minnesota corporation, as Transferor (together with Mill Creek, the "Transferor"), and CONSECO PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST (the "Trust"), a Delaware business trust, pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH:

         WHEREAS the Transferor and the Trust are parties to the Transfer and Servicing Agreement dated as of May 1, 2001 (as amended and supplemented, the "Agreement");

         WHEREAS pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts and to cause the Trust to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created to the Transferor; and

         WHEREAS the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

         NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

         1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, December 27, 2002.

                  "Removal Notice Date" shall mean, with respect to the Removed Accounts, December 26, 2002.

         2. Designation of Removed Accounts. On or before the Document Delivery Date, the Transferor will deliver to the Owner Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts (the "Removed Accounts") the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file, microfiche list or printed list shall be marked as Schedule 1 of this Reassignment and shall supplement Schedule 1 to the Agreement.

         3. Conveyance of Receivables. (a) The Trust does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, on and after the Removal

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Date, all right, title and interest of the Trust in, to and under the
Receivables existing at the close of business on the Removal Notice Date and thereafter created from time to time in the Removed Accounts designated hereby, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof.

         (b) In connection with such transfer, the Trust agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Transferor with respect to the Receivables existing at the close of business on the Removal Notice Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

         4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

                  (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

                  (b) List of Removed Accounts. The list of Removed Accounts delivered pursuant to subsection 2.10(a)(ii) of the Agreement, as of the Removal Notice Date, is true and complete in all material respects.

         5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is ratified and confirmed in all respects and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

         6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

         7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         8. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Reassignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, and in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all

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purposes of this Reassignment and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

         IN WITNESS WHEREOF, each of the Transferor, the Servicer and the Trust have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                            MILL CREEK BANK INC.,
                            Transferor and Servicer

                            By: /s/ Shawn R. Gensch
                                ------------------------------------------------
                                Name:  Shawn R. Gensch
                                Title:  President and Chief Executive Officer

                            CONSECO FINANCE CREDIT CARD FUNDING CORP.,
                            Transferor

                            By: /s/ Keith A. Anderson
                                ------------------------------------------------
                                Name:  Keith A. Anderson
                                Title: Senior Vice President and Treasurer


                            CONSECO PRIVATE LABEL CREDIT CARD MASTER NOTE TRUST, Issuer

                            By:  WILMINGTON TRUST COMPANY,
                                 not in its individual capacity but solely as
                                 Owner Trustee

                                 By: /s/ Rachel Simpson
                                     -------------------------------------------
                                     Name:  Rachel Simpson
                                     Title:  Administrative Account Manager

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